Exhibit 10.22

Certain identified information has been marked in the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed.

Double asterisks denote omissions.

AMENDMENT # 2 TO EXCLUSIVE LICENSE AGREEMENT

Between Generation Bio

and

UMASS Chan Medical School

This Amendment #2 (“Amendment 2”) expressly amends and relates to the Exclusive License Agreement as referenced above and executed between Generation Bio., Inc (“Company”) a Delaware corporation f/k/a Torus Therapeutics Inc. and the University of Massachusetts, a public institution of higher education of the Commonwealth of Massachusetts, established by Chapter 75 of the Massachusetts General Laws, as represented by and solely on behalf of its Medical School, 55 Lake Avenue North, Worcester, MA 01655 (“University) with an effective date of June 23, 2017 (referred to as the “Agreement”).

This Amendment 2 is effective as of June 22, 2021.

WHEREAS, University and Company amended the Agreement in a First Amendment dated as of June 5, 2020;

WHEREAS, the parties desire to amend the Agreement as set forth herein.

THEREFORE, University and Company agree to as follows:

1.Amendment to Section 3.1. The following subsections of Section 3.1 of the Agreement are hereby amended and restated in their entirety to read as follows:

“(c) Within [**] after the Effective Date, Licensee, its Affiliates, or sublicensees shall [**].”

“(d) Within [**] after the Effective Date, Licensee, its Affiliates or Sublicensees shall [**].”

“(e) Within [**] after the Effective Date, Licensee, its Affiliates or Sublicensees shall [**].”

“(f)” Within [**] after the Effective Date, Licensee, its Affiliates or Sublicensees shall [**].”

2.Diligence Extension Fee. In partial consideration of this Amendment 2, Company shall pay to University upon execution of this Amendment 2 and invoicing by University to Company a fee of twenty-thousand US Dollars ($20,000). This fee is nonrefundable and is not creditable against any other payments due to University under the Agreement.

All other terms of the Agreement remain in effect.

ACCEPTED AND AGREED TO BY AUTHORIZED REPRESENTATIVES:

GENERATION BIO CO. UNIVERSITY OF MASSACHUSETTS

By: /s/ Geoff McDonough By: /s/ George Xixis

Name: Geoff McDonough Name: George Xixis

Title: _Chief Executive Officer Title: Associate Vice Chancellor Innovation and Business Development

Date: January 24, 2022 Date: 1/25/2022